EXHIBIT 23

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National HealthCare Corporation

Murfreesboro, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-61451) and Form S-8 (No. 333-61459) of our reports dated March 16, 2007, relating to the consolidated financial statements, financial statement schedule and the effectiveness of National HealthCare Corporation’s internal control over financial reporting which appear in this Form 10-K.

/s/BDO Seidman, LLP

Nashville, Tennessee

March 16, 2007